CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated February 15, 2019, relating to the financial statements and financial highlights, which appears in T. Rowe Price U.S. Equity Research Fund, Inc.’s (formerly known as T. Rowe Price Capital Opportunities Fund, Inc.) Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Financial Statements” and “Documents Incorporated by Reference” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

August 1, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated February 15, 2019, relating to the financial statements and financial highlights, which appear in T. Rowe Price Institutional U.S. Structured Research Fund’s (one of the funds constituting T. Rowe Price Institutional Equity Funds, Inc.) Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Financial Statements” and “Documents Incorporated By Reference” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

August 1, 2019